Exhibit 99.1

Maxwell Announces May 10 as Date for 2017 Annual Meeting of Stockholders

SAN DIEGO - January 17, 2017 - Maxwell Technologies, Inc. (NASDAQ: MXWL), a leading developer and manufacturer of capacitor-based energy storage and power delivery solutions, announced today that the 2017 Annual Meeting of Stockholders will be held on Wednesday, May 10, 2017 in accordance with the company’s Bylaws. Accordingly, the deadline for properly presented stockholder proposals, including director nominations, is March 11, 2017.

About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.

Investor Contact
Soohwan Kim, CFA
(858) 503-3359
ir@maxwell.com